                                                                       Exhibit h

                           Pioneer Floating Rate Trust
                          (a Delaware statutory trust)

         Auction Market Preferred Shares ("AMPS") of Beneficial Interest
                        [__] Shares [__]% AMPS, Series M7
                        [__] Shares [__]% AMPS, Series W7
                        [__] Shares [__]% AMPS, Series TH7

                    Liquidation Preference $25,000 per share


                               PURCHASE AGREEMENT

                                                                  March 10, 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated ("Merrill Lynch")
UBS Securities LLC
Citigroup Global Markets Inc.

c/o Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

Pioneer Floating Rate Trust, a Delaware statutory trust (the "Fund"), proposes, upon the terms and conditions set forth herein, to issue and sell [__] shares of its Auction Market Preferred Shares, Series M7, [__] shares of its Auction Market Preferred Shares, Series W7, and [__] shares of its Auction Market Preferred Shares, Series TH7, each with a liquidation preference of $25,000 per share (the "AMPS"). The AMPS will be authorized by, and subject to the terms and conditions of, the Statement of Preferences of Auction Market Preferred Shares of the Fund dated March [ ], 2005 (the "Statement") and the Agreement and Declaration of Trust of the Fund, dated as of October 6, 2004 (the "Declaration"), in the forms filed as exhibits to the Registration Statement referred to in the third paragraph of this Agreement, as the same may be amended from time to time. The Fund and the Fund's investment adviser, Pioneer Investment Management, Inc., a Delaware corporation and a member of the UniCredito Italiano Banking Group, Register of Banking Groups (the "Investment Adviser"), and its investment subadviser, Highland Capital Management, L.P., a Delaware partnership (the "Investment Manager" and together with the Investment Adviser, the "Advisers"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of AMPS set forth in said Schedule A.

      The Fund understands that the Underwriters propose to make a public offering of the AMPS as soon as the Representative deems advisable after this Agreement has been executed and delivered.

      The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-121930 and No. 811-21654) covering the registration of the AMPS under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). Promptly after execution and delivery of this Agreement, the Fund will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the "Rules and Regulations") and paragraph (c) or
(h) of Rule 497 ("Rule 497") of the Rules and Regulations or (ii) if the Fund has elected to rely upon Rule 434 ("Rule 434") of the Rules and Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497. The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the AMPS, including the statement of additional information incorporated therein by reference, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated March 7, 2005, together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Fund and the Advisers. The Fund and the Advisers jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agree with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or an Adviser, are contemplated by the

      Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Fund will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

            Each preliminary prospectus and the prospectus filed as part of the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the AMPS, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

            (ii) Independent Registered Public Accounting Firm. As of the date of the report of the independent registered public accounting firm contained in the Registration Statement, the independent registered public accounting firm who certified the statement of assets and liabilities included in the Registration Statement are independent registered public accountants as required by the 1933 Act and the Rules and Regulations.

            (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Fund at the date indicated, and said statements have been prepared in conformity with generally accepted accounting principles ("GAAP").

            (iv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the Rules and Regulations and, when read together with the other information in the Prospectus, at the date the Registration Statement became effective, at the date the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were filed, not misleading.

            (v) No Material Adverse Change. Since the respective dates as of which information with respect to the Fund is given in the Registration Statement and the Prospectus, except as otherwise stated therein and except for changes in the net asset value of the Fund arising out of normal investment operations, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital shares, other than those declared on February 10, 2005 and paid on March 22, 2005.

            (vi) Good Standing of the Fund. The Fund has been organized and is validly existing as a statutory trust in good standing under the laws of the state of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vii) No Subsidiaries. The Fund has no subsidiaries.

            (viii)Investment Company Status. The Fund is registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

            (ix) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Fund is (A) an "interested person" (as defined in the 1940 Act) of the Fund or (B) an "affiliated person" (as defined in the 1940 Act) of any Underwriter.

            (x) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Fund as of the date of the Prospectus are as set forth in the Prospectus as of the date thereof under the heading "Capitalization." All issued and outstanding shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Fund were issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

            (xi) Authorization and Description of AMPS. The AMPS to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The AMPS conform, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the AMPS will be subject to personal liability by reason of being such a holder; and the issuance of the AMPS is not subject to the preemptive or other similar rights of any securityholder of the Fund.

            (xii) Absence of Defaults and Conflicts. The Fund is not in violation of the Declaration or the Fund's by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Investment Company Service Agreement, the Auction Agency Agreement and the Expense Limitation Agreement referred to in the Registration Statement (as used herein, the "Advisory Agreement," the "Administration Agreement," the "Custodian Agreement," the "Transfer Agency Agreement," the "Auction Agency Agreement" and the "Expense Limitation Agreement," respectively) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the AMPS and the use of the proceeds from the sale of the AMPS as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Declaration or the Fund's by-laws, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

            (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or an Adviser, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

            (xv) Possession of Intellectual Property. The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Advisers therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the AMPS hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or state securities laws.

            (xvii)Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus. The Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xviii) Advertisements. Any advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts") authorized in writing by or prepared by the Fund or the Advisers and used in connection with the public offering of the AMPS (collectively, "sales material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and the rules and interpretations of the NASD, Inc. ("NASD").

            (xix) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and as of the date of this Agreement qualifies as a regulated investment company under Subchapter M of the Code.

            (xx) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and
      (B) completion of the distribution of the AMPS, will not distribute any offering material in connection with the offering and sale of the AMPS other than the Registration Statement, preliminary prospectuses, the Prospectus or the sales materials.

            (xxi) Accounting Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxii)Absence of Undisclosed Payments. To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

            (xxiii) Material Agreements. This Agreement, the Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement, the Auction Agency Agreement and the Expense Limitation Agreement have each been duly authorized by all requisite action on the part of the Fund, executed and delivered by the Fund, as of the dates noted therein and each complies with all applicable provisions of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto, each such agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (xxiv)Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

            (xxv) Ratings. The AMPS have been, or prior to the Closing Date will be, assigned a rating of 'Aaa' by Moody's Investors Service, Inc. ("Moody's") and 'AAA' by Fitch, Inc. ("Fitch").

            (xxvi) Leverage. The Fund has no liability for borrowed money, including under any reverse repurchase agreement.

      (b) Representations and Warranties by the Advisers. Each of the Advisers represents and warrants to each Underwriter, as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, as follows:

            (i) Good Standing of the Advisers. Such Adviser has been duly organized and is validly existing and in good standing as a corporation or partnership, as the case may be, under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and each is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required.

            (ii) Investment Adviser Status. Such Adviser is duly registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Advisory Agreement and the Subadvisory Agreement to which it is a party for the Fund as contemplated by the Prospectus.

            (iii) Description of the Advisers. The description of such Adviser in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and complies in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (iv) Capitalization. Such Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the Advisory Agreement and the Subadvisory Agreement to which it is a party.

            (v) Authorization of Agreements; Absence of Defaults and Conflicts. Such Adviser has duly authorized, executed and delivered each of this Agreement, the Advisory Agreement and the Subadvisory Agreement to which it is a party, and each of the Advisory Agreement and the Subadvisory Agreement to which it is a party constitutes a valid and binding obligation of such Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement, or the Advisory Agreement and the Subadvisory Agreement to which such Adviser is a party nor the performance by such Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which such Adviser is a party or by which it is bound, and which is material to the conduct of such Adviser's services under the Advisory Agreement, the Subadvisory Agreement, the certificate of incorporation, the by-laws, the limited partnership agreement or other organizational documents of the Adviser, or to the Adviser's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement, the Advisory Agreement or the Subadvisory Agreement to which it is a party, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

            (vi) No Material Adverse Change. Since the respective dates as of which information with respect to each of the Advisers is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of such Adviser to perform its obligations under any of this Agreement, the Advisory Agreement and the Subadvisory Agreement to which it is a party.

            (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of such Adviser, threatened against or affecting such Adviser or any "affiliated person" of such Adviser (as such term is defined in the 1940
      Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which should reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of such Adviser, materially and adversely affect the properties or assets of such Adviser or to materially impair or adversely affect the ability of such Adviser to function as an investment adviser or perform its obligations under the Advisory Agreement or the Subadvisory Agreement to which it is a party, or which is required to be disclosed in the Registration Statement and the Prospectus (and has not been so disclosed).

            (viii)Absence of Violation or Default. Such Adviser is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default should reasonably be expected to have a material adverse effect on the ability of such Adviser to perform its obligations under either of the Advisory Agreement or the Subadvisory Agreement to which it is a party.

      (c) Officer's Certificates. Any certificate signed by any officer of the Fund or either Adviser delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or such Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) AMPS. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of AMPS set forth in Schedule A opposite the name of such Underwriter, plus any additional number of AMPS which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) Commission. The Fund agrees to pay to the Underwriters a commission as set forth in Schedule B as compensation to the Underwriters for their performance under this Agreement.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the AMPS shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or through the facilities of The Depository Trust Company ("DTC"), or at such other place as shall be agreed upon by the Representative and the Fund, at 10:00 A.M. (Eastern time) on the second (third, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Fund (such time and date of payment and delivery being herein called "Closing Time").

      Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative through DTC for the respective accounts of the Underwriters of the AMPS to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the AMPS which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the AMPS to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the AMPS, each representing one series of the preferred shares, shall be registered in the name of Cede & Co., as nominee for DTC. The certificates for the AMPS will be made available for examination and packaging by the Representative in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

      SECTION 3. Covenants.

      (a) The Fund and the Advisers, jointly and severally, covenant with each Underwriter as follows:

            (i) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the AMPS for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

            (ii) Filing of Amendments. The Fund will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

            (iii) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (iv) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (v) Continued Compliance with Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the AMPS, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (vi) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the AMPS for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the AMPS have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

            (vii) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (viii)Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the AMPS in the manner specified in the Prospectus under "Use of Proceeds."

            (ix) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

            (x) Subchapter M. The Fund will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

            (xi) No Manipulation of Market for AMPS. The Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the AMPS, and (b) until the Closing Date (i) sell, bid for or purchase the AMPS or pay any person any compensation for soliciting purchases of the AMPS or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

            (xii) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

            (xiii)Accountant's Certificate. The Fund will furnish to the Underwriters, on the date on which delivery is made to the Rating Agencies, the report and the confirmation of the Independent Registered Public Accountant (as defined in the Statement) required to be delivered pursuant to paragraph 6(f) of Part I of the Statement.

      (b) Except as provided in this Agreement, the Fund will not sell, contract to sell or otherwise dispose of any of its preferred shares of beneficial interest of the same series as the AMPS or any securities convertible into or exercisable or exchangeable for its preferred shares of beneficial interest of the same series as the AMPS, or grant any options or warrants to purchase its preferred shares of beneficial interest of the same series as the AMPS, for a period of 180 days after the date of this Prospectus, without the prior written consent of Merrill Lynch.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the AMPS,
(iii) the preparation, issuance and delivery of the certificates for the AMPS to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the AMPS to the Underwriters, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisers, (v) the qualification of the AMPS under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the AMPS,
(ix) the fees and expenses incurred in connection with the rating of the AMPS and (x) the printing of any sales material.

      (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Fund and each of the Advisers, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters' Obligations.

      The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Advisers contained in Section 1 hereof or in certificates of any officer of the Fund or either Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and each Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective or will have become effective by 5:30 p.m.,

New York City time on the date hereof, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

      (b) Opinion of Counsel for Fund and the Advisers. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Fund and the Investment Adviser, and of Stroock & Stroock & Lavan LLP, counsel for the Investment Manager, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A and Exhibit B, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request.

      (c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in paragraphs 1, 3 through 6, inclusive, 8 (only as to the information in the Prospectus under "Description of AMPS" and "The Auction"), 13, 14 and the second to last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

      (d) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, except for changes in the net asset value of the Fund arising out of normal investment operations, and the Representative shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President (or similar officials with comparable responsibilities) of each of the Advisers, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof, as applicable, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Advisers, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time,
(iv) with respect to each Adviser, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser, whether or not arising in the ordinary course of business and (v) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

      (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (g) Rating. The Fund shall have delivered and you shall have received evidence satisfactory to you that the AMPS are rated 'Aaa' by Moody's and 'AAA' by Fitch as of the Closing Date, and there shall not have been given any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the AMPS or any other securities issued by the Fund, by Moody's or by Fitch.

      (h) Asset Coverage. As of the Closing Date and assuming the receipt of the net proceeds from the sale of the AMPS, the Investment Company Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount (each as defined in the Statement) each will be met.

      (i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the AMPS as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Advisers in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the AMPS as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

      (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Fund at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

        SECTION 6.  Indemnification.

      (a) Indemnification of Underwriters. The Fund and the Advisers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Advisers by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that neither the Fund nor either Adviser will be liable to any Underwriter with respect to any indemnification contained in this paragraph (a) to the extent that the Fund or such Adviser shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold AMPS to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the Prospectus, as then amended or supplemented if: (i) the Fund has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) the failure to give or send such Prospectus by the Closing Time to such person would have constituted the sole basis for the claim asserted by such person against the party or parties asserting such loss, liability, claim, damage or expense as to which indemnification is sought pursuant to this paragraph (a).

      (b) Indemnification of the Fund, Advisers, Trustees, Directors, Partners and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Advisers, their respective trustees and directors and partners, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or either Adviser within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Advisers by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and the Advisers also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material.

      (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement of such action, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such action where the indemnifying party does not assume the defense thereof, counsel to the indemnified parties shall be selected by Merrill Lynch in the case of parties indemnified pursuant to Section 6(a) above, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Advisers, and in each case, an indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution.

      If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund or the Advisers on the one hand and the Underwriters on the other hand from the offering of the AMPS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Advisers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Fund and the Advisers on the one hand and the Underwriters on the other hand in connection with the offering of the AMPS pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the AMPS pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the AMPS as set forth on such cover.

      The relative fault of the Fund and the Advisers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Advisers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Fund, the Advisers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the AMPS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Fund and each director or partner of the Advisers, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or each of Advisers, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Advisers. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of AMPS set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

      All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or either of the Advisers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Advisers, and shall survive delivery of the AMPS to the Underwriters.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representative may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or any Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the AMPS or to enforce contracts for the sale of the AMPS, or (iii) if trading in the common shares of the Fund has been suspended or materially limited by the Commission or the New York Stock Exchange ("NYSE"), or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters.

      If one or more of the Underwriters shall fail at Closing Time to purchase the AMPS which it or they are obligated to purchase under this Agreement (the "Defaulted AMPS"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted AMPS in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

      (a) if the number of Defaulted AMPS does not exceed 10% of the number of AMPS to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) if the number of Defaulted AMPS exceeds 10% of the number of AMPS to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement either the Representative or the Fund shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11. Tax Disclosure.

      Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Fund and each of the Advisers (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

      SECTION 12. Notices.

      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative, Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; and notices to the Fund or each of the Advisers shall be directed, as appropriate, to the office of Pioneer Investment Management, Inc. at 60 State Street, Boston, Massachusetts 02109, Attention: General Counsel or Highland Capital Management, L.P. at 13455 Noel Road, Suite 1300, Dallas, Texas 75240, Attention: Joseph Dougherty.

      SECTION 13. Parties.

      This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Fund, each of the Advisers and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Advisers and their respective successors and the controlling persons and officers, trustees, directors and partners referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Advisers and their respective partners and successors, and said controlling persons and officers, trustees, directors and partners and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of AMPS from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14. GOVERNING LAW AND TIME.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 15. Effect of Headings.

      The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                         [signatures on following page]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund, and each of the Advisers in accordance with its terms.



                                       Very truly yours,


                                       PIONEER FLOATING RATE TRUST


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       PIONEER INVESTMENT MANAGEMENT, INC.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       HIGHLAND CAPITAL MANAGEMENT, L.P.

                                       By:  STRAND ADVISORS, INC.
                                           Title:  General Partner


                                       By:
                                          ----------------------------------
                                          Name:  James Dondero
                                          Title:    President

CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED

By:
   ----------------------------------------
   Authorized Signatory

For itself and as
Representative of the
other Underwriters named
in Schedule A hereto.

                                   SCHEDULE A

                                                                  Number of AMPS


             Name of Underwriter                Series M7  Series W7  Series TH7

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated.......................... [______]    [______]   [______]
UBS Securities LLC...............................[______]    [______]   [______]
Citigroup Global Markets Inc.....................[______]    [______]   [______]
                                                 --------    --------   --------
Total............................................[______]    [______]   [______]
                                                 ========    ========   ========


                                     Sch A-1

                                   SCHEDULE B

                           PIONEER FLOATING RATE TRUST
             Auction Market Preferred Shares of Beneficial Interest
                        [__] Shares [__]% AMPS, Series M7
                        [__] Shares [__]% AMPS, Series W7
                        [__] Shares [__]% AMPS, Series TH7
                    Liquidation Preference $25,000 per share


      1. The initial public offering price per share for the AMPS, determined as provided in said Section 2, shall be $25,000.

      2. The purchase price per share for the AMPS to be paid by the several Underwriters shall be $24,750, such discount from the initial public offering price representing the commission to be paid to the Underwriters for their commitment hereunder of $250.

      3. The initial dividend rate on the AMPS shall be [__]% per annum for the Series M7, [__]% per annum for the Series W7 and [__]% per annum for the Series TH7.


                                    Sch B-1

                                                                       Exhibit A



               FORM OF OPINION OF TRUST'S AND INVESTMENT ADVISER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                 [     ], 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith, Incorporated
As Representative of the Underwriters
4 World Financial Center
New York, New York 10080

Re:   Pioneer Floating Rate Trust

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 5(b) of the Purchase Agreement, dated as of March 9, 2005 (the "Purchase Agreement"), among you, Pioneer Investment Management, Inc., a Delaware corporation (the "Adviser"), Highland Capital Management, L.P., a Delaware partnership (the "Subadviser"), and Pioneer Floating Rate Trust, a Delaware statutory trust (the "Trust"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

We have acted as counsel for the Trust and the Adviser in connection with the sale to the Underwriters by the Trust of an aggregate of [__] preferred shares of beneficial interest, par value $0.0001, designated Series M7 Auction Market Preferred Shares of the Trust, [__] preferred shares of beneficial interest, par value $0.0001, designated Series W7 Auction Market Preferred Shares of the Trust, and [__] preferred shares of beneficial interest, par value $0.0001, designated Series TH7 Auction Market Preferred Shares of the Trust, each with a liquidation preference of $25,000 per share (collectively, the "Shares"), pursuant to Section 2(a) of the Purchase Agreement. The rights, preferences and limitations of the Shares are set forth in a Statement of Preferences of Auction Market Preferred Shares (the "Statement"). As such counsel, we have assisted in the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Trust's Registration Statement on Form N-2 dated January 10, 2005 (File No. 333-121930 and No. 811-21654), and amendment No. 1 thereto, which Registration Statement became effective on March 10, 2005 (the "Effective Date"). Such Registration Statement, in the form in which it became effective, is referred to herein as the "Registration Statement," and the prospectus dated March 10, 2005 (the "Prospectus") and statement of additional information dated March 10, 2005 included therein, as filed pursuant to Rule 497 of the Securities Act of 1933, as amended (the "Securities Act"), on March [__], 2005, referred to herein as the "Prospectus" and the "Statement of Additional Information."

We have examined and relied upon the Agreement and Declaration of Trust and By-laws of the Trust, each as amended to date, the Statement, records of meetings or written actions of shareholders and of the Board of Trustees of the Trust, trust proceedings of the Trust in connection with the authorization and issuance of the Common Shares, the Certificate of Incorporation and By-laws of the Adviser, each as amended to date, written actions of the Board of Directors of the Adviser, the Registration Statement, the Prospectus, the Statement of Additional Information, the Purchase Agreement, certificates of representatives of the Trust and the Adviser, certificates of public officials and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. We have assumed that all corporate or trust records of the Trust and the Adviser and stock books of the Trust are complete and accurate.

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.

Insofar as the opinions expressed in this letter relate to factual matters, information with respect to which is in the possession of the Trust or the Adviser, we have relied, with your permission, upon certificates, statements and representations of officers and other representatives of the Trust and the Adviser, representations made in the Purchase Agreement and statements contained in the Registration Statement. We have not searched any electronic databases or the dockets of any court, administrative body or regulatory or governmental agency or any other filing office in any jurisdiction in connection with the preparation of this letter.

For purposes of the opinions set forth in this letter, we have assumed that the agreements referred to herein have been duly authorized, executed and delivered by all parties thereto other than the Trust and the Adviser, and that all such other parties have all requisite power and authority to effect the transactions contemplated by such agreements. We have also assumed that each such agreement is the valid and binding obligation of each party thereto other than the Trust and the Adviser and is enforceable against such other parties in accordance with its terms. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or compliance of any party to the agreements other than the Trust and the Adviser.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Trust or the Adviser,
(b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to non-competition and non-solicitation or relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of any agreement may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

Our opinion expressed in paragraph 1 below as to valid existence and good standing of the Trust and the payment of franchise taxes is based solely on certificate of legal existence issued by the Secretary of State of the State of Delaware, a copy of which has been made available to your counsel, and our opinion with respect to such matters is rendered as of the date of such certificates and limited accordingly. Our opinion expressed in paragraph 15 below as to the valid existence and good standing of the Adviser and the payment of franchise taxes is based solely on a certificate of legal existence issued by the Secretary of State of the State of Delaware, a copy of which has been made available to your counsel, and our opinion with respect to such matters is rendered as of the date of such certificate and limited accordingly. We express no opinion as to the tax good standing of the Trust or the Adviser in any jurisdiction.

In connection with our opinion expressed in paragraph 2 below, insofar as it relates to full payment for the outstanding common shares, no par value, of the Trust (the "Common Shares"), we have relied solely on a certificate of an officer of the Trust. Our opinion expressed in paragraph 2 below as to the Common Shares outstanding on the date of the Prospectus is based solely on a certificate of the Trust's transfer agent, which we assume to be complete and accurate. Our opinion expressed in paragraph 2 below as to the due and valid issuance of the Common Shares is based solely on a review of the corporate minute books of the Trust, and a certificate of an officer of the Trust, each of which we assume to be complete and accurate.

Our opinion expressed in paragraph 6 below as to the effectiveness of the Registration Statement under the Securities Act is based solely upon oral advice from a member of the staff at the Division of Investment Management of the Commission that the Registration Statement was declared effective as of [10:00] a.m., Eastern time, on March 10, 2005. Our opinion in paragraph 17 below is based solely upon the Commission's Investment Adviser Public Disclosure Website as of the date of this opinion.

Our opinion expressed in paragraph 11 below is based solely upon a certificate of an officer of the Trust.

We express no opinion herein as to the laws of any jurisdiction other than the state laws of The Commonwealth of Massachusetts, the Delaware Statutory Trust Act statute, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws of any other jurisdiction govern any of the matters as to which we express an opinion below, we have assumed for purposes of this opinion, with your permission and without independent investigation, that the laws of such jurisdiction are identical to the state laws of The Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. We note that the Purchase Agreement is governed by New York law. We express no opinion with respect to (i) the securities or Blue Sky laws of any state or other jurisdiction of the United States or of any foreign jurisdiction or (ii) the By-Laws or any rules or other regulations of the National Association of Securities Dealers, Inc. In addition, we express no opinion and, except as set forth below in the second to last paragraph hereof, make no statement herein with respect to the antifraud laws of any jurisdiction.

On the basis of and subject to the foregoing, we are of the opinion that:

      1. The Trust is validly existing as a statutory trust in good standing under the laws of the State of Delaware and has statutory trust power and authority to carry on its business and own, lease and operate its properties as such business and properties are described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement. No franchise taxes that are currently due with respect to the Trust have not been paid.

      2. The authorized, issued and outstanding shares of beneficial interest of the Trust as of the date of the Prospectus are as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement); all issued and outstanding Common Shares as of the date hereof have been duly authorized, validly issued, are fully paid and non-assessable and have been sold either to the Adviser pursuant to an exemption from registration under the Securities Act, pursuant to an offering of the Trust's Common Shares registered under the Securities Act or issued in accordance with the Trust's Dividend Reinvestment Plan; and the Trust's Common Shares are not and will not be subject to any preemptive or similar statutory rights under the Delaware Statutory Trust Act statute or, to our knowledge, similar contractual rights granted by the Trust.

      3. The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability under the Declaration of Trust or the Delaware Statutory Trust Act by reason of being such a holder.

      4. The issuance of Shares will not be subject to any preemptive or similar statutory rights under the Delaware Statutory Trust Act statute or under the Declaration of Trust or, to our knowledge, similar contractual rights granted by the Trust.

      5. The Purchase Agreement has been duly authorized, executed and delivered by the Trust.

      6. The Registration Statement has become effective under the Securities Act. Any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule
497. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act. To our knowledge, (i) no order of suspension or revocation of registration pursuant to
Section 8(e) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act") has been issued, and (ii) no proceedings for any such purpose have been instituted or are pending or threatened by the Commission.

      7. To our knowledge, there are no legal or governmental proceedings pending or threatened against the Trust.

      8. The statements in the Prospectus under the captions "Description of AMPS," "The Auction" and "Federal Income Tax Matters," in Item 29 of Part C of the Registration Statement, and the section of the Statement of Additional Information entitled "Federal Income Tax Matters," insofar as such statements constitute matters of law or legal conclusions or are descriptions of the rights set forth in the Declaration of Trust, the By-laws or the Statement, are correct in all material respects.

      9. Each of the Investment Advisory Agreement between the Trust and the Adviser, dated December 22, 2004 (the "Advisory Agreement"), the Investment Subadvisory Agreement between the Investment Adviser and the Subadviser, dated December 22, 2004 (the "Subadvisory Agreement"), the Administration Agreement among the Trust and the Adviser, dated as of December 22, 2004 (the "Administration Agreement"), the Custodian Agreement, dated as of July 1, 2001, among Brown Brothers Harriman & Co. and the Pioneer funds named therein, supplemented as of November 23, 2004 to add the Trust as a party thereto (the "Custodian Agreement), the Investment Company Service Agreement, dated December 22, 2004, between the Trust and Pioneer Investment Management Shareholder Services, Inc. (the "Transfer Agency Agreement"), the Expense Limitation Agreement, dated as of December 22, 2004, between the Trust and the Adviser (the "Expense Limitation Agreement"), the Auction Agency Agreement between the Trust and Deutsche Bank Trust Company Americas, dated as of March 14, 2005 (the "Auction Agency Agreement") and the Purchase Agreement do not violate the 1940 Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the "Advisers Act").

      10. The Trust is registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company. To our knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to our knowledge, threatened by the Commission.

      11. To our knowledge, no person affiliated with the Adviser is serving as an officer, trustee or investment adviser of the Trust except in accordance with the 1940 Act and the Advisers Act. Except as disclosed in the Registration Statement and Prospectus (or any amendment or supplement to either of them), to our knowledge, no Trustee of the Trust is an "interested person" (as defined in the 1940 Act) of the Trust or an "affiliated person" (as defined in the 1940
Act) of an Underwriter.

      12. The execution and delivery of the Purchase Agreement by the Trust, the compliance by the Trust with all the provisions thereof and the consummation by the Trust of the transactions contemplated thereby (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") do not and will not (A) require any consent, approval, authorization or other order of, or qualification with, any Massachusetts state or U.S. federal court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or the National Association of Securities Dealers, Inc. or as have been obtained under the federal securities laws), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien, charge or encumbrance upon the assets of the Trust pursuant to any indenture, loan agreement, mortgage, lease or other agreement or instrument listed in the certificate attached hereto as Annex A, (C) violate or conflict with the Declaration of Trust, the By-laws or the Statement, (D) violate or conflict with the Delaware Statutory Trust Act statute or any applicable U.S. federal or Massachusetts state law, rule or regulation which in our experience is normally applicable in transactions of the type contemplated by the Purchase Agreement, or (E) violate or conflict with any judgment, order or decree specifically naming the Trust or specifically applicable to the Trust's property and of which we are aware.

      13. Each of the Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Expense Limitation Agreement, the Transfer Agency Agreement and the Auction Agency Agreement has been duly authorized by all requisite action on the part of the Trust and executed and delivered by the Trust, as of the dates noted therein. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Administration Agreement, Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement, each of the Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Expense Limitation Agreement, the Transfer Agency Agreement and the Auction Agency Agreement constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with their respective terms.

      14. The form of certificate used to evidence the Shares complies in all material respects with all applicable requirements of the Delaware Statutory Trust Act statute, with any applicable requirements of the Declaration of Trust and Trust By-Laws.

      15. The Adviser is validly existing as a corporation in good standing under the laws of the State of Delaware. No franchise taxes that are currently due with respect to the Adviser have not been paid.

      16. The Adviser has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

      17. The Adviser is registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Advisory Agreement for the Trust as contemplated by the Prospectus.

      18. The Purchase Agreement, the Advisory Agreement, the Subadvisory Agreement, the Expense Limitation Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser, and each of the Advisory Agreement, the Subadvisory Agreement, the Expense Limitation Agreement and the Administration Agreement constitutes a valid and binding obligation of the Adviser, enforceable in accordance with their respective terms.

      19. To our knowledge, there is no legal or governmental proceeding pending or threatened against the Adviser that is: (1) required by the Securities Act or the 1940 Act and their rules and regulations to be described in the Registration Statement in the Prospectus that is not already described, or (2) which would, under Section 9 of the 1940 Act, make the Adviser ineligible to act as the Trust's investment adviser.

      20. The execution and delivery of each of the Purchase Agreement, the Advisory Agreement and the Subadvisory Agreement by the Adviser, and the consummation by the Adviser of the transactions contemplated thereby, do not and will not (A) require any consent, approval, authorization or other order of, or qualification with, any Massachusetts state or U.S. federal court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states of the National Association of Securities Dealers, Inc. or as have been obtain under the federal securities laws), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien, charge or encumbrance upon the assets of the Adviser pursuant to any indenture, loan agreement, mortgage, lease or other agreement or instrument listed in the certificate attached as Annex B hereto, (C) violate or conflict with the Certificate of Incorporation or By-laws of the Adviser, or (D) violate or conflict with the Delaware General Corporation Law statute or any applicable U.S. federal and Massachusetts state law, rule or regulation which in our experience is normally applicable in transactions of the type contemplated by the Purchase Agreement, or (E) violate or conflict with any judgment, order or decree specifically naming the Adviser or specifically applicable to the Adviser's property of which we are aware.

The foregoing opinions are provided to you as Representative of the Underwriters, as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. These opinions are based upon currently existing statutes, rules, regulations and judicial decisions and are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

In addition to the opinions provided above, we wish to confirm to you:

      In connection with the preparation of the Registration Statement, the Prospectus and the Statement of Additional Information, we have participated in conferences with officers and representatives of the Trust and the Adviser, representatives of and counsel for the Underwriters, and representatives of the independent accountants of the Trust, during which the contents of the Registration Statement, the Prospectus and the Statement of Additional Information were discussed. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Statement of Additional Information (except to the extent expressly set forth in paragraph 8 above), subject to the foregoing and based on such participation, we advise you that (a) the Registration Statement, including any Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data and information included therein or omitted therefrom, as to which we express no view), and the notification on Form N-8A, as amended, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the 1940 Act and the applicable rules and regulations of the Commission thereunder, (b) no facts have come to our attention which have caused us to believe that (i) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (except as set forth in the parenthetical in clause (a) above), or (ii) the Prospectus and the Statement of Additional Information, as of the date filed with the Commission pursuant to Rule 497 under the Securities Act or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (a) above).

This letter is rendered only to you, as Representative of the Underwriters and is solely for the benefit of the Underwriters in connection with the transactions contemplated in the Purchase Agreement. This letter may not be relied upon by the Underwriters for any other purpose, nor may this opinion be provided to, quoted to or relied upon by any other party or entity for any purpose without our prior written consent, except that (i) we understand that Clifford Chance US LLP, in delivering their opinion pursuant to Section 5(c) of the Purchase Agreement, is relying upon our opinions expressed in paragraphs 1, 3, 4, 5, 6, 8, 13 and 14 and (ii) we understand that Stroock & Stroock & Lavin LLP, in delivering their opinions pursuant to Section 5(b) of the Purchase Agreement, is relying upon our opinion as to matters of the laws of the Commonwealth of Massachusetts to the extent included in this letter.

Best regards,

WILMER CUTLER PICKERING
HALE AND DORR LLP



By:
   -------------------------
    David C. Phelan, Partner

                                                                       Exhibit B



                     FORM OF OPINION OF INVESTMENT MANAGER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


                                                                  March 11, 2005


Ladies and Gentlemen:

We have acted as counsel to Highland Capital Management, L.P. (the "Subadviser") in its capacity as investment subadviser to the Pioneer Floating Rate Trust, a Delaware statutory trust (the "Fund"), in connection with the issuance of the Fund's preferred shares of beneficial interest pursuant to the Purchase Agreement dated March 9, 2005 (the "Purchase Agreement") among the Fund, Pioneer Investment Management, Inc. ("Pioneer"), the Subadviser and you, as representative of the several Underwriters named in Schedule A attached thereto. Capitalized terms used in this opinion, unless otherwise defined herein, have the meaning specified in the Purchase Agreement.

We have reviewed the Purchase Agreement and the Sub-Advisory Agreement dated as of December [__], 2004 (the "Sub-Advisory Agreement") between Pioneer and the Subadviser. We have also reviewed the information set forth under the captions identified below (to the extent that such information describes the Subadviser, the Sub-Advisory Agreement and the duties of the Subadviser under the Sub-Advisory Agreement) (the "Subadviser Information") contained in (i) Amendment No. [__] to the Fund's Registration Statement on Form N-2 (File Nos. 333-121930 and 811-21654) (the "Registration Statement") as filed with the Securities and Exchange Commission and as it became effective under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) the Fund's prospectus and statement of additional information, each dated March [__], 2005, filed by the Fund pursuant to Rule 497(h) under the Securities Act: "Prospectus Summary - Investment Objectives and Principal Investment Strategies," "Prospectus Summary - Investment Adviser" and "Management of the Fund - Investment Adviser and Subadviser" in the Fund's prospectus; and "Management of the Fund - Investment Subadviser" and "Management of the Fund - Subadvisory Fee" in the Fund's statement of additional information. The Fund's prospectus and statement of additional information are collectively referred to herein as the "Prospectus."

We also have examined original or reproduced or certified copies of all such other records of the Subadviser, certificates of public officials, certificates of officers and representatives of the Subadviser and others, and such other documents, papers, statutes and authorities, and have made such examination of law, as we have deemed necessary to form the basis of the opinions hereinafter set forth. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies thereof. As to various questions of fact relevant to this opinion, we have relied upon statements and certificates of officers and representatives of the Subadviser and others and upon the representations and warranties of the Subadviser set forth in the Purchase Agreement.

When reference is made in this opinion to "knowledge" or to what is "known to us," such reference shall mean the actual knowledge attributable to our representation of the Subadviser of only those partners and associates currently employed by us who have given substantive attention to the Sub-Advisory Agreement, the Purchase Agreement, the Registration Statement and the Prospectus. Our knowledge encompasses only such matters as have come to the attention of the aforementioned partners and associates through their involvement in such transactions and is based in large part on inquiries we have made to and responses received from officers and representatives of the Subadviser and from our review of documents furnished to us by such persons in response to such inquiries.

For purposes of paragraph 6, we have assumed that the Sub-Advisory Agreement has been duly authorized, executed and delivered by the parties other than the Subadviser. For purposes of clause (ii) of paragraph 9, the contracts, indentures, mortgages, loan and credit agreements, leases and other agreements to which the Subadviser is a party of which we have knowledge are those agreements identified to us by the Subadviser and which are listed on Schedule I hereto.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we express no opinion except as to (i) United States Federal law, (ii) the laws of the State of New York and (iii) the Delaware Revised Uniform Limited Partnership Act. For purposes of rendering the opinion contained in paragraph 6, with your permission we have assumed that the laws of the Commonwealth of Massachusetts are the same as the laws of the State of New York. Based on the foregoing, we are of the following opinions:

      1. The Subadviser has been duly organized and is a validly existing limited partnership in good standing under the laws of the State of Delaware.
      2. The Subadviser is duly qualified to do business in each jurisdiction in which the ownership of its properties, or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not result in a material adverse effect with respect to the Subadviser.
      3. The Subadviser has the limited partnership power and authority to own, lease and operate its properties and assets and to conduct the business in which it currently engages as described in the Prospectus and to execute, deliver and perform its obligations under the Purchase Agreement.
      4. The Subadviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act, the Investment Company Act of 1940, as amended (the "Investment Company Act"), or the rules and regulations of the Securities and Exchange Commission thereunder from acting under the Sub-Advisory Agreement for the Fund as contemplated by the Prospectus.
      5. The Subadviser (i) has taken all necessary action to authorize the execution, delivery and performance of the Purchase Agreement and the Sub-Advisory Agreement, and (ii) has duly executed and delivered the Purchase Agreement and the Sub-Advisory Agreement.
      6. Subject to the qualifications stated hereunder, the Sub-Advisory Agreement is a legal, valid and binding obligation of the Subadviser, enforceable against the Subadviser in accordance with its terms.
      7. To our knowledge, there is no legal or governmental proceeding pending or threatened against the Subadviser that is required to be disclosed in the Registration Statement or the Prospectus that is not already disclosed or which would, under Section 9 of the Investment Company Act, make the Subadviser ineligible to act as the Fund's investment subadviser.
      8. No consent, authorization, license, exemption or approval by, or filing with, any Federal, New York or Delaware governmental authority is required to be obtained or made by the Subadviser in connection with the execution, delivery or performance of its obligations under the Purchase Agreement other than any approvals or filings that have been previously obtained or made or that are in full force and effect.
      9. The execution and delivery of the Purchase Agreement by the Subadviser does not, and the consummation by the Subadviser of the transactions contemplated thereby will not: (i) violate the Agreement of Limited Partnership of the Subadviser; (ii) conflict with, or result in any breach of any terms, conditions or provisions of, or constitute a default under or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the properties of the Subadviser pursuant to any contract, indenture, mortgage, loan or credit agreement, lease or other agreement to which the Subadviser is a party of which we have knowledge; or (iii) contravene or violate any provision of law, statute, rules or regulations, or, to our knowledge, any applicable order, writ, injunction, judgment or decree binding on the Subadviser.
      10. Nothing has come to our attention that would lead us to believe that the Subadviser Information contained in the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we do not make any statement), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Subadviser Information contained in the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we do not make any statement), at the time the Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Our opinion that the Sub-Advisory Agreement is a legal, valid and binding obligation, enforceable in accordance with its terms, is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law.

Our opinions expressed above are subject to the following qualifications:

      a. The enforceability of the provisions of the Sub-Advisory Agreement providing for indemnification may be affected by public policy considerations or court decisions which may limit the right of the indemnified party to obtain indemnification.
      b. We express no opinion as to the enforceability of provisions relating to submission to jurisdiction.
      c. We express no opinion as to the enforceability of provisions providing for the non-effectiveness of oral modifications.
The foregoing opinion is solely for your benefit and may not be relied on by any person other than you without our express written consent.

Very truly yours,

                                                                      Schedule I

                          [TO BE UPDATED AS NECESSARY]

1. Collateral Management Agreement between ML CBO IV (Cayman) Ltd., and Protective Asset Management, L.L.C., dated December 17, 1996.

2. Agreement of Limited Partnership of Ranger Asset Management, L.P., dated July 7, 1997.

3. Collateral Management Agreement among PamCo Cayman Ltd., Ranger Asset Management, L.P., d/b/a Protective Asset Management Company, and Strand Advisors, Inc., dated August 6, 1997.

4. Amended and Restated Agreement of Limited Partnership of Ranger Asset Management, L.P., dated July 28, 1997.

5.    First Amendment to Amended and Restated Limited Partnership
      Agreement of Ranger Asset Management, L.P., dated September 1, 1997.

6. Collateral Management Agreement among PAM Capital Funding L.P., Ranger Asset Management, L.P., d/b/a Protective Asset Management Company, and Strand Advisors, Inc., dated May 19, 1998.

7. Collateral Management Agreement among Highland Legacy Limited, Highland Capital Management, L.P., and Strand Advisors, Inc., dated August 18, 1999.

8. Investment Management Agreement between Enhanced Loan Facility I, Ltd. and Highland Capital Management, L.P., dated October 21, 1999.

9. Portfolio Management Agreement between Structured Enhanced Return Vehicle Trust, Series 2000-1 and Highland Capital Management, L.P., dated January 1, 2000.

10. Advisory Agreement between Highland Capital Management, L.P. and Prospect Street High Income Portfolio Inc., dated January 21, 2000.

11. Limited Partnership Agreement of Highland Commingled Loan Fund, L.P., dated January 28, 2000.

12. Amended and Restated Limited Partnership Agreement of Highland Crusader Fund, L.P., dated March 15, 2004.

13. Investment Management Agreement between Enhanced Loan Facility 2000-1, Ltd. and Highland Capital Management, L.P., dated July 27, 2000.

14. Investment Management Agreement among Highland Crusader Fund, Ltd., Highland Capital Management, L.P., and Highland Capital Management, Ltd., dated August 1, 2000.

15. Programme Advisory Agreement among Emerald Orchard Limited, TD Global Finance, Highland Capital Management, L.P., and The
      Toronto-Dominion Bank., dated October 26, 2000.

16. Investment Management Agreement among Swiss Life Hedge Fund Partners AG, RMF Investment Products, Swiss Life High Yield Strategies, SL Loams I Limited, and Highland Capital Management, L.P, dated December 4, 2000.

17. Management Services Agreement between Highland Capital Management Services, Inc. and Highland Capital Management, L.P., dated January 1, 2001.

18. Amended and Restated Collateral Management Agreement between ML CLO XIX Sterling (Cayman) Ltd., and Highland Capital Management, L.P., dated April 27, 2001.

19. Investment Advisory Agreement between Prospect Street Income Shares Inc. and Highland Capital Management, L.P., dated July 30, 2001.

20. Collateral Management Agreement between Highland Loan Funding V Ltd. and Highland Capital Management, L.P., dated August 1, 2001.

21. Limited Partnership Agreement of Highland Equity Fund, L.P., dated January 1, 2002.

22. Investment Management Agreement among Highland Crusader Fund II, Ltd., Highland Capital Management, L.P., and Highland Capital Management, Ltd., dated January 21, 2002.

23. Collateral Management Agreement among Restoration Funding CLO, Ltd., Highland Capital Management, L.P., and Strand Advisors, Inc., dated February 19, 2002.

24. The State of California Standard Agreement, by and between The California Public Employees Retirement System and Highland Capital Management, L.P., dated February 1, 2002.

25. Investment Management Agreement among Highland Capital Management, L.P., Highland Real Estate Fund 2002-A, L.P., and Highland Capital Advisors RE2002-A, LLC, dated April 1, 2002.

26. Investment Management Agreement between Highland Capital Management, L.P. and Highland CDO and Structured Products Fund, Ltd., dated May 7, 2002.

27. Limited Partnership Agreement of Highland Equity Focus Fund, L.P., dated June 17, 2002.

28. Limited Partnership Agreement of Highland Enhanced Loan Fund, L.P., dated October 18, 2002.

29. Assumption Agreement of Managed Accounts Limited between RMF Global High Yield Strategies Limited and HCM US Loans MAC 43 Ltd., dated September 19, 2003.

30. Purchase Agreement among PFPC Distributors, Inc., as Seller, and Dallas Lease and Finance, Inc., as Purchaser, dated June 14, 2004.

31. Investment Management Agreement by and between Stein Roe & Farnham Incorporated, as Investment Manager and Aurum CLO 2002-1 Ltd., as Issuer, dated June 25, 2002.

32. Management Agreement by and between Stein Roe & Farnham CLO I Ltd., Issuer and Stein Roe & Farnham Incorporated, Portfolio Manager, dated August 25, 1999.

33. Portfolio Management Agreement by and between Structured Enhanced Return Vehicle Trust, Series 1999-1, the Issuer and Stein Roe & Farnham Incorporated, the Portfolio Manager, dated February 1, 1999.

34. Portfolio Management Agreement by and between Structured Enhanced Return Vehicle Trust, Series 2000-2, the Issuer and Stein Roe & Farnham Incorporated, the Portfolio Manager, dated June 1, 2000.

35. Amended and Restated Promissory Agreement by Highland Capital Management, L.P., to Goldman Sachs Credit Partners, L.P., dated April 30, 2004.

36. Credit Agreement among Highland Capital Management .L.P. and The Bank of Nova Scotia, dated as of May 18, 2004.

37. Guaranty Agreement among Highland Equity Fund, L.P., Highland Equity Focus Fund, LP, and Highland Enhanced Loan Fund, LP, in favor of The Bank of Nova Scotia, dated as of May 18, 2004.

38. The Pledge and Security Agreement, by and among parties identified as "Grantors" and The Bank of Nova Scotia, as "Collateral Agent," dated as of May 18, 2004.

39. Revolving Credit Note between Highland Capital Management, L.P. and The Bank of Nova Scotia, dated as of May 27, 2004.

40. Subordination Agreement among Highland Capital Management, L.P., The Bank of Nova Scotia and Highland Capital Management Services, Inc., dated as of May 18, 2004.

41. Second Amendment to the Amended and Restated Agreement of Limited Partnership of Highland Capital Management, L.P., dated May 27, 2004.

42. Asset Purchase Agreement between Columbia Management Advisors, Inc. and Highland Capital Management, L.P., dated April 9, 2004.

43. Limited Partnership Agreement of Highland Crusader Fund, L.P., dated June 28, 2000.

44. Financial Agency Agreement among Highland CDO and Structured Products, Ltd., Highland Capital Management, L.P., and J.P. Morgan Chase Bank, dated February 23, 2004.

45. Financial Agency Agreement among Highland Commingled Loan Fund, Ltd., Highland Capital Management, L.P., and J.P. Morgan Chase Bank, dated February 23, 2004.

46. Financial Agency Agreement among Highland Crusader Fund, Ltd., Highland Capital Management, L.P., and J.P. Morgan Chase Bank, dated February 23, 2004.

47.   Financial Agency Agreement among Highland Crusader Offshore
      Partners, L.P., Highland Capital Management, L.P., and J.P. Morgan Chase Bank, dated February 23, 2004.

48. Financial Agency Agreement among Highland Offshore Partners, L.P., Highland Capital Management, L.P., and J.P. Morgan Chase Bank, dated February 23, 2004.

49. Investment Management Agreement between J.P. Morgan Trust Company (Cayman) Limited, in its capacity as Loan Star State Trust, and Highland Capital Management, L.P. dated as of July 30, 2004.

50. Advisory Agreement by and between Highland Capital Management, L.P. and Highland Floating Rate Advantage Fund, dated July 30, 2004.

51. Advisory Agreement by and between Highland Capital Management, L.P. and Highland Floating Rate Limited Liability Company, dated July 30, 2004.

52. Amended and Restated Letter Agreement between Highland Capital Management, L.P. and Citicorp North America, Inc., as agent on behalf of the secured parties identified therein, dated October 18, 2004.